UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2024

NextTrip, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NTRP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 19, 2024 (the “Effective Date”), NextTrip, Inc., a Nevada corporation (the “Company”), entered into certain investment documents with Alumni Capital LP, a Delaware limited partnership (the “Investor”) as described below.

Securities Purchase Agreement - Note and Warrants

On the Effective Date, the Company entered into a securities purchase agreement (the “Note & Warrant SPA”) with Investor for the sale of a short-term promissory note (“Note”) and warrants (“Warrants”) to Investor for total consideration of $250,000.

The Note is in the principal amount of $300,000 with an original issue discount of $50,000 and guaranteed interest on the principal amount of ten percent (10%) per annum which shall be due and payable on December 19, 2024 (the “Maturity Date”). In the event of a failure to re-pay the Note on or before the Maturity Date, the interest rate will increase to the lesser of twenty-two percent (22%) per annum or the maximum amount permitted under law from the due date thereof until the same is paid.

The Note is convertible into common stock of the Company only upon an event of default.

Upon such an event of default, the Investor shall have the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s common stock (the “Common Stock”) at a conversion price of eighty percent (80%) of the lowest traded price of the Common Stock during the twenty (20) Business Days prior to Investor’s delivery of a notice of conversion (the “Conversion Price’), subject to adjustment in the event the Company is no longer DWAC eligible, is subject to a DTC “chill” and/or the Company ceases to be a reporting issuer. Notwithstanding the foregoing, conversions will be subject to limitation whereby such conversion would result in beneficial ownership by the Investor and its affiliates of more than 9.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”) or would exceed 19.99% of the Company’s outstanding Common Stock as of the date hereof (the “Exchange Cap”).

The Company has agreed to reserve at least three (3) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time). In addition, while any portion of the Note is outstanding, if the Company receives net cash proceeds in excess of $1,000,000 but less than $2,000,000, the Investor is entitled to receive up to 50% of the outstanding amounts under the Note and, for such net cash proceeds in excess of $2,000,000, Investor is entitled to repayment in full.

Events of default under the Note include failure to pay principal or interest, conversion failures, material breaches of covenants, representations and warranties, certain insolvency events, cessation of trading, financial statement restatement and such similar events of default for transactions of this nature, provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock or would exceed 19.99% of the Company’s outstanding Common Stock as of the date hereof (the “Exchange Cap”).

In conjunction with the issuance of the Note to Investor, the Company also issued Warrants to purchase 96,774 shares of common stock at a price per share of $3.10, which represents 100% warrant coverage on the principal amount of the Note. The Warrants are exercisable on or prior to the five (5) year anniversary of the Effective Date.

The Note & Warrant SPA contains certain representations, warranties, covenants and events of default as well as piggyback registration rights for future registration statements. The Company also granted irrevocable transfer agent instructions to Investor. The closing occurred following the satisfaction of customary closing conditions.

The foregoing summaries of the Note & Warrant SPA, Note and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K (this “Current Report”), which are incorporated herein by reference.

Common Stock Purchase Agreement

On the Effective Date, the Company also entered into a Common Stock Securities Purchase Agreement (the “Common Stock SPA”) with the Investor. Pursuant to the Common Stock SPA, the Company has the right, but not the obligation to cause Investor to purchase up to $10 million of Common Stock (the “Commitment Amount”) at the Purchase Price (defined below) during the period beginning on the execution date of the Common Stock SPA and ending on the earlier of (i) the date on which Investor has purchased $10 million in Common Stock pursuant to the Common Stock SPA or (ii) December 31, 2025.

Pursuant to the Common Stock SPA, the “Purchase Price” means the lowest traded price of Common Stock during the five (5) Business Days prior a closing date multiplied by eighty nine percent (89%). No Purchase Notice will be made without an effective registration statement and no Purchase Notice will be in an amount greater than $500,000.

The Common Stock SPA provides that the number of our common stock shares to be sold to Investor will not exceed the number of shares that, when aggregated together with all other shares of our common stock which the investor is deemed to beneficially own, would result in the investor owning more than 4.99% of our outstanding common stock or would exceed 19.99% of the Company’s outstanding Common Stock as of the date hereof (the “Exchange Cap”).

In consideration for the Investor’s execution and delivery of, and performance under, the Common Stock SPA, the Company shall, within two (2) business days from the Effective Date, issue and deliver to the Investor a number of Common Stock in an amount equal to one percent (1.00%) of the Commitment Amount divided by the VWAP for the Common Stock for the business day prior to the Effective Date and within one (1) business day from the date off effectiveness of the S-1 Registration Statement, the Company shall cause the Transfer Agent to issue and deliver as DWAC or DRS shares to the Investor a number of Common Stock equal to two percent (2.00%) of the Commitment Amount divided by the VWAP for the Common Stock for the business day prior to the notice of effectiveness (the “Commitment Shares”).

The Common Stock SPA contains certain representations, warranties, covenants and events of default. The Closing occurred following the satisfaction of customary closing conditions.

The foregoing description of the Common Stock SPA does not purport to be complete and is qualified in its entirety by the full text of the Common Stock SPA, which is filed as Exhibit 10.3 hereto, and incorporated by reference herein.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s securities, nor shall there be any offer, solicitation, or sale of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the issuance by the Company of the Note is hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the issuance of the Note, Warrants and Commitment Shares (the “Securities”) is hereby incorporated herein by reference.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were issued to the respective recipients in transactions exempt from registration under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the Securities constitute, and the shares of Company common stock underlying the Note and Warrants, when issued upon conversion of the Note and exercise of the Warrants, respectively, will constitute, “restricted securities” within the meaning of Rule 144 under the Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit Number	Description
4.1	Warrant by and between the Company and Alumni Capital LP, dated September 19, 2024.
10.1	Securities Purchase Agreement by and between the Company and Alumni Capital LP, dated September 19, 2024.
10.2	Promissory Note by and between the Company and Alumni Capital LP, dated September 19, 2024.
10.3	Securities Purchase Agreement by and between the Company and Alumni Capital LP, dated September 19, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2024	NEXTTRIP, INC.

	By:	/s/ William Kerby
William Kerby
Chief Executive Officer